THE HARTFORD MUTUAL FUNDS, INC.

on behalf of its series listed on Schedule A

Multiple Class Plan Pursuant to Rule 18f-3

July 22, 1996

as amended and restated

December 31, 1997, July 31, 1998,

August 1, 2002, August 5, 2003, May 26, 2004, December 31, 2004,

April 29, 2005, May 10, 2006, August 2, 2006, November 30, 2006,

May 31, 2007, November 30, 2007, March 1, 2008,

August 7, 2013, November 29, 2013, February 28, 2014, April 30, 2014, August 29, 2014,

November 7, 2014 and May 29, 2015

Each class of shares of the funds listed on Schedule A (each a “Fund” and collectively, the “Funds”), each a series of The Hartford Mutual Funds, Inc. (the “Company”), will have the same relative rights and privileges and be subject to the same sales charges, fees and expenses, except as set forth below. The Board of Directors of the Company (the “Board of Directors”) may determine in the future that other distribution arrangements, allocations of expenses (whether ordinary or extraordinary) or services to be provided to a class of shares are appropriate and amend this Plan accordingly without the approval of shareholders of any class. Except as set forth in a Fund’s prospectus, shares may be exchanged only for shares of the same class of another Fund in the Company or shares of the same class of a series of The Hartford Mutual Funds II, Inc.

ARTICLE I

Class A Shares

Class A Shares are sold at net asset value and subject to the initial sales charge schedule or contingent deferred sales charge and minimum purchase requirements as set forth in the Fund’s prospectus. Class A Shares are subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Class A shares under the Company’s Amended and Restated Distribution Plan (the “Distribution Plan”) as set forth in such Distribution Plan. The Class A shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class A shares are allocated to Class A Shares. Class A Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus and/or Statement of Additional Information with respect to Class A Shares.

ARTICLE II

CLASS B SHARES

Class B Shares are sold at net asset value per share without the imposition of an initial sales charge. However, Class B shares redeemed within a specified number of years of purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class B Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class B Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Class B Shares under the Company’s Distribution Plan as set forth in such Distribution Plan. The Class B shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class B shares are allocated to Class B Shares. Class B Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus and/or Statement of Additional Information with respect to Class B Shares.

Redemption requests placed by shareholders who own both Class A and Class B Shares of the Fund will be satisfied first by redeeming the shareholder’s Class A Shares, unless the shareholder has made a specific election to redeem Class B Shares.

Class B Shares will automatically convert to Class A Shares of the respective Fund at the end of a specified number of years after the initial purchase date of Class B shares, except as provided in the Fund’s prospectus. Such conversion will occur at the relative net asset value per share of each class without the imposition of any sales charge, fee or other charge.

Class B Shares purchased through the reinvestment of dividends and other distributions paid on those shares are, for purposes of conversion, considered to be held in a separate sub-account. Each time any Class B Shares convert to Class A, a proportionate number of shares of the same class in the sub-account converts to Class A.

ARTICLE III

Class C Shares

Class C Shares are sold at net asset value plus an initial sales charge as set forth in the Fund’s prospectus. Class C shares redeemed within one year of purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class C Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class C Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Class C Shares under the Company’s Distribution Plan as set forth in such Distribution Plan. The Class C shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s Distribution Plan as it applies to each Fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class C shares are allocated to Class C Shares. Class C Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus and/or Statement of Additional Information with respect to Class C Shares.

Redemption requests placed by shareholders who own more than one class of shares will be given the priority set forth in the Fund’s prospectus.

Class C Shares are not convertible into any other class of shares.

ARTICLE IV

Class I Shares

Class I Shares are sold at net asset value per share without the imposition of an initial sales charge. Class I Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class I Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class I shares are allocated to Class I Shares. Class I Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus and/or Statement of Additional Information with respect to Class I Shares.

ARTICLE V

Class R3 Shares

Class R3 shares are sold at net asset value without the imposition of an initial sales charge. However, Class R3 shares redeemed within a specified period from purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class R3 Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class R3 Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Class R3 Shares under the Company’s Distribution Plan as set forth in such Distribution Plan. The Class R3 shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s Distribution Plan as it applies to each fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R3 shares are allocated to Class R3 Shares. Class R3 Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus and/or Statement of Additional Information with respect to Class R3 Shares.

Class R3 Shares are not convertible into any other class of shares.

ARTICLE VI

Class R4 Shares

Class R4 shares are sold at net asset value without the imposition of an initial sales charge. However, Class R4 shares redeemed within a specified period from purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class R4 Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class R4 Shares are sold subject to distribution/service fees calculated as a stated percentage of the net assets attributable to Class R4 Shares under the Company’s Distribution Plan as set forth in such Distribution Plan. The Class R4 shareholders of a Fund have exclusive voting rights, if any, with respect to the Company’s Distribution Plan as it applies to each fund. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R4 shares are allocated to Class R4 Shares. Class R4 Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus and/or Statement of Additional Information with respect to Class R4 Shares.

Class R4 Shares are not convertible into any other class of shares.

ARTICLE VII

Class R5 Shares

Class R5 shares are sold at net asset value without the imposition of an initial sales charge. However, Class R5 shares redeemed within a specified period from purchase will be subject to a contingent deferred sales charge as set forth in the Fund’s prospectus, unless a waiver described in the prospectus is applicable. Class R5 Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class R5 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R5 shares are allocated to Class R5 Shares. Class R5 Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus and/or Statement of Additional Information with respect to Class R5 Shares.

Class R5 Shares are not convertible into any other class of shares.

ARTICLE VIII

Class R6 Shares

Class R6 Shares are sold at net asset value without the imposition of an initial sales charge. Class R6 Shares are sold subject to the minimum purchase requirements set forth in the Fund’s prospectus. Class R6 Shares are not sold subject to distribution/service fees. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class R6 shares are allocated to Class R6 Shares. Class R6 Shares shall be entitled to the shareholder services set forth from time to time in the Fund’s prospectus and/or Statement of Additional Information with respect to Class R6 Shares.

Class R6 Shares are not convertible into any other class of shares.

ARTICLE IX

Class Y Shares

Class Y Shares are sold at net asset value per share without the imposition of an initial sales charge. Transfer agency fees, expenses related to transfer agency activities and state and federal registration fees applicable to Class Y shares are allocated to Class Y Shares.

ARTICLE X

ALLOCATION OF EXPENSES

Expenses shall be allocated among classes in a manner that is fair and equitable. Expenses relating to a Fund generally will be allocated among each class based upon the relative net assets of each such class. Expenses relating only to a particular class shall be allocated to that class.

ARTICLE XI

APPROVAL BY BOARD OF DIRECTORS

This Plan shall not take effect until it has been approved by the vote of a majority (or whatever greater or lesser percentage may, from time to time, be required under Rule 18f-3 under the Investment Company Act of 1940, as amended (the “Act”)) of (a) all of the Directors of the Company, on behalf of the Fund, and (b) those of the Directors who are not “interested persons” of the Company, as such term may be from time to time defined under the Act.

ARTICLE XII

SEVERABILITY

This Plan is severable as to each Fund. The Board of Directors may amend this Plan on behalf of one or more Funds, in which case a new Plan would be adopted in respect of any such Fund. In such event, this Plan would remain in full force and effect as to all other Funds.

ARTICLE XIII

AMENDMENTS

No material amendment to the Plan shall be effective unless the Board of Directors approves it in the same manner as is provided for approval of this Plan in Article XI.

SCHEDULE A

The Hartford Balanced Fund

The Hartford Balanced Income Fund

The Hartford Capital Appreciation Fund

The Hartford Checks and Balances Fund

The Hartford Conservative Allocation Fund

Hartford Core Equity Fund (formerly known as The Hartford Disciplined Equity Fund)

The Hartford Dividend and Growth Fund

Hartford Duration-Hedged Strategic Income Fund

The Hartford Emerging Markets Local Debt Fund

Hartford Emerging Markets Equity Fund (formerly known as The Hartford Emerging Markets Research Fund)

The Hartford Equity Income Fund

The Hartford Floating Rate Fund

The Hartford Floating Rate High Income Fund

The Hartford Global All-Asset Fund

The Hartford Global Alpha Fund

Hartford Global Capital Appreciation Fund (formerly known as The Hartford Capital Appreciation II Fund)

Hartford Global Equity Income Fund (formerly known as The Hartford Global Research Fund)

The Hartford Global Real Asset Fund

The Hartford Growth Allocation Fund

The Hartford Healthcare Fund

The Hartford High Yield Fund

The Hartford Inflation Plus Fund

Hartford International Capital Appreciation Fund (formerly known as The Hartford Diversified International Fund)

The Hartford International Growth Fund

The Hartford International Opportunities Fund

The Hartford International Small Company Fund

The Hartford International Value Fund

Hartford Long/Short Global Equity Fund

The Hartford MidCap Fund

The Hartford MidCap Value Fund

Hartford Moderate Allocation Fund (formerly known as The Hartford Balanced Allocation Fund)

Hartford Multi-Asset Income Fund

Hartford Municipal Income Fund

The Hartford Municipal Opportunities Fund

Hartford Municipal Short Duration Fund

The Hartford Quality Bond Fund

Hartford Real Total Return Fund

The Hartford Short Duration Fund

The Hartford Small Company Fund

The Hartford Small/Mid Cap Equity Fund*

The Hartford Strategic Income Fund

The Hartford Total Return Bond Fund

The Hartford Unconstrained Bond Fund

The Hartford World Bond Fund

* Fund to be renamed Hartford Small Cap Core Fund effective July 10, 2015